Exhibit 99.1

PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact

Ashley Paula

Waggener Edstrom

+1-415-547-7024

apaula@waggeneredstrom.com

USA Investor Contact

Gwyn Lauber

Mellanox Technologies

+1-408-916-0012

gwyn@mellanox.com

Israel Investor Contact

Nava Ladin

Gelbart Kahana Investor Relations

+972-3-6074717

nava@gk-biz.com

Mellanox Technologies Ltd. Announces Definitive Agreement
to Acquire Kotura, Inc.

Combines high-performance interconnect solutions with leading silicon photonics technology to enable next generations of 100Gb/s speeds and beyond

SUNNYVALE, CA. and YOKNEAM, ISRAEL – May 15, 2013 – Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end interconnect solutions for servers and storage systems, announced its intent to acquire privately held Kotura, Inc., a leading innovator and developer of advanced silicon photonics optical interconnect technology for high-speed networking applications.  Mellanox and Kotura have signed a definitive agreement under which Mellanox will acquire Kotura at a total cash purchase price of approximately $82 million subject to certain adjustments. The terms of the transaction have been unanimously approved by both the Mellanox and Kotura boards of directors.

The transaction is currently projected to close in the second half of 2013, subject to the completion of certain closing conditions. Mellanox currently expects the transaction to be accretive to its full fiscal year 2014 earnings by approximately $0.01 to $0.03 per share on a non-GAAP basis. The acquisition is expected to expand Mellanox’s ability to deliver cost-effective, high-speed networks with next generation optical connectivity, allowing data center customers to meet the growing demands of high-performance, Web 2.0, cloud, data center, database, financial services and storage applications. Mellanox believes that the Kotura acquisition will enhance its ability to provide leading technologies for high speed, scalable and efficient end-to-end interconnect solutions.

Silicon photonics is expected to play a significant role in the enablement of high-speed networks. With world class expertise and over 120 granted or pending patents in CMOS photonics and packaging design, Kotura has made a number of ground breaking innovations in optical interconnects by integrating multiple high speed active and passive optical functions onto a silicon chip. Kotura’s technology will enable Mellanox’s interconnect products to reach 100Gb/s and beyond bandwidth, and have longer reach optical connectivity at a lower cost, allowing users to further reduce their capital and operating expenses and offer new revenue-generating services.

Mellanox expects the proposed acquisition of Kotura to enhance its competiveness and its position as a leading provider of high-performance, end-to-end interconnect solutions for servers and storage systems.

Mellanox expects to establish its first R&D center in the United States at Kotura’s current location. Further, Mellanox intends to retain Kotura’s existing product lines to ensure continuity for customers and partners.

“Operating networks at 100 Gigabit per second rates and higher requires careful integration between all parts of the network. We believe that silicon photonics is an important component in the development of 100 Gigabit InfiniBand and Ethernet solutions, and that owning and controlling the technology will allow us to develop the best, most reliable solution for our customers,” said Eyal Waldman, president, CEO and chairman of Mellanox Technologies. “We expect that the proposed acquisition of Kotura’s technology and the additional development team will better position us to produce 100Gb/s and faster interconnect solutions with higher-density optical connectivity at a lower cost. We welcome the great talent from Kotura and look forward to their contribution to Mellanox’s continued growth.”

“This acquisition is important for both companies to enable interconnect innovation for data centers that require solutions that move data faster and more efficiently. Together, we can execute faster and deliver better solutions based on Kotura’s silicon photonics platform that delivers the demands of 100Gb/s interconnects and beyond,” said Jean-Louis Malinge, president and CEO of Kotura, Inc. “We are delighted to join the Mellanox team and look forward to working together to propel the combined company’s further growth.”

The proposed acquisition is subject to customary closing conditions, including the receipt of applicable regulatory approvals and the approval of Kotura’s shareholders.

In connection with the transaction, J.P. Morgan acted as exclusive financial adviser to Mellanox, and Mooreland Partners acted as exclusive financial adviser to Kotura.

Conference Call

Mellanox and Kotura will jointly conduct a conference call to discuss Mellanox’s agreement to acquire Kotura today at 2:00 p.m. Pacific Time. To listen to the call, dial +1-785-424-1826 approximately ten minutes prior to the start time. Presentation slides along with a webcast of the live and archived call will be available on the investor relations section of the Mellanox website at http://ir.mellanox.com.

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•                  Join the Mellanox Community

About Kotura, Inc.

Kotura, Inc. is an established innovator in silicon photonics. Founded in 2004, Kotura’s singular focus is on the application of silicon photonics to solve unique communications problems through a technology platform that adheres to four key attributes: small footprint, power efficiency, high performance and affordability. Kotura has earned a track record of reliability and credibility through business processes that center on operational excellence. The company’s low-power, 100 gigabits per second (Gb/s) Optical Engine is designed to support the interconnect fabric for next generation data centers and high performance computers. For more information, please visit www.kotura.com.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software, cables and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at www.mellanox.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the challenges and costs of closing, integrating, restructuring and achieving anticipated annualized cost synergies; the ability to retain key employees;  the impact of the transaction discussed herein on the Company’s actual financial results; negative customer reaction to the proposed acquisition; market adoption of silicon photonics in 100 Gigabit InfiniBand and Ethernet solutions; the continued growth in demand for high-performance, scientific, database, voice, video and cloud applications; the continued growth in demand for our products; the continued, increased demand for industry standards-based technology; our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our OEM partners; our ability to effectively compete in our industry;

fluctuations in demand; sales cycles and prices for our products and services; our success converting design wins to revenue-generating product shipments; and, our ability to protect our intellectual property rights.

In addition, if Kotura does not receive required shareholder approval or if the parties fail to satisfy other conditions to closing, the transaction may not be consummated and the anticipated benefits to Mellanox of the proposed acquisition would not be realized.  In any forward-looking statement in which Mellanox expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.

Lastly and furthermore, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC.

More information about the risks, uncertainties and assumptions that may impact the transaction and the parties’ businesses is set forth in Mellanox’s Form 10-K filed with the SEC on February 25, 2013 and Form 10-Q filed with the SEC on May 3, 2013, including “Risk Factors.”  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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